PRESS RELEASE

FOR INFORMATION, CONTACT: Greg Klaben Vice President of Investor Relations (831) 458-7533	FOR RELEASE at 1 P.M. PST January 26, 2010

Plantronics Announces Third Quarter Fiscal 2010 Results

Results Exceed Guidance; Company Achieves Targeted Gross & Operating Margins

SANTA CRUZ, CA – January 26, 2010 - Plantronics, Inc. (NYSE: PLT) today announced third quarter fiscal 2010 net revenues of $165.9 million compared with $152.6 million in the third quarter of fiscal 2009.  Net revenues were above the previously provided guidance of $155 million to $160 million.  Plantronics' GAAP diluted earnings per share from continuing operations were $0.47 in the third quarter of fiscal 2010, compared with diluted earnings per share from continuing operations of $0.13 in the same quarter of the prior year.  Non-GAAP diluted earnings per share from continuing operations for the third quarter of fiscal 2010 were $0.50 compared with $0.14 in the third quarter of fiscal 2009 and were greater than the previously provided non-GAAP guidance of $0.38 to $0.42.  The difference between GAAP and non-GAAP earnings per share from continuing operations for the third quarter of fiscal 2010 includes stock-based compensation charges, purchase accounting amortization and restructuring and other related charges, all net of associated tax benefits along with the release of $1.2 million in tax reserves.

The Company completed the sale of Altec Lansing, its Audio Entertainment Group (“AEG”) segment, effective as of December 1, 2009.  All results of operations related to AEG including the loss on the sale are classified as discontinued operations for all periods presented.

Plantronics also announced that its Board of Directors declared a quarterly dividend of $0.05 per share. The dividend is payable on March 10, 2010 to stockholders of record at the close of business on February 19, 2010.

“Revenues were above expectations as we experienced better than expected demand in our Office & Contact Center product group, including Unified Communications solutions,” stated Ken Kannappan, President & CEO.  “Our margins improved as the result of prior cost reduction efforts combined with higher revenues.”

Business Results (Non-GAAP from Continuing Operations)

Comparisons are to the Same Quarter in the Prior Year

Third quarter fiscal 2010 net revenues of $165.9 million increased 9% compared with $152.6 million in the prior year quarter.  Improved economic conditions led to increases in net revenues both year over year and sequentially in Office and Contact Center, Mobile, and Gaming & Computer Audio, while revenues from the Clarity group declined compared with the same quarter of the prior year.  Geographically, all regions grew year over year and sequentially, except for EMEA which declined year over year but grew by 34% from the previous quarter.

Office and Contact Center net revenues were $103.1 million, an increase of 1% from $101.7 million in the third quarter of fiscal 2009 and a sequential increase of 10% from $93.5 million in the second quarter of fiscal 2010.  Mobile headset net revenues were $47.0 million, an increase of 30% from the year ago quarter of $36.0 million, and a sequential increase of 35% from $34.7 million.

Gross margin in the third quarter of fiscal 2010 was 48.9% compared with 40.1% in the third quarter of the prior year and 48.7% in the second quarter of fiscal 2010.  The increase in the current quarter as compared to the same period in the prior year is primarily driven by the improved Bluetooth profitability as a result of outsourcing our manufacturing in fiscal 2010.  The sequential improvement was primarily driven by an improved product mix.

Operating expenses declined by 6% from $52.2 million in the prior year quarter to $49.2 million in the current quarter.  Operating income in the current quarter was $31.8 million compared with guidance of $26 million to $29 million, resulting in an operating margin of 19.2% as compared to operating income of $9.0 million and an operating margin of 5.9% in the prior year quarter.

Business Outlook

The following statements are based on our current expectations and many of these statements are forward-looking.  Actual results are subject to a variety of risks and uncertainties and may differ materially from our expectations.

Plantronics has a “book and ship” business model whereby it ships most orders to customers within 48 hours of its receipt of those orders and, therefore, the level of backlog does not provide reliable visibility into potential future revenues.  The Company’s business is inherently difficult to forecast, and there can be no assurance that the incoming orders it expects to receive over the balance of the quarter will materialize.  With continuing uncertainty resulting from the global economic conditions, the Company’s business remains difficult to forecast.  In addition, our incoming order rate tends to be low during the last two weeks of December and the first half of January and then rises significantly into February and March.  This pattern may be affected due to uncertainty of the strength of the economic recovery.  We have experienced a slow start to this quarter and we therefore must realize an increased incoming order flow for the balance of the quarter in order to achieve the revenue range we are projecting.

Net revenues in the fourth quarter of fiscal 2010 are expected to be lower than the third quarter of fiscal 2010 and higher than the fourth quarter of fiscal 2009.

Subject to the foregoing, we are currently expecting the following range of financial results for continuing operations for the fourth quarter of fiscal 2010:

•	Net revenues of $150 million - $155 million;

•	Non-GAAP operating income of $27 million to $30 million;

•	Non-GAAP earnings per share of $0.40 - $0.44;

•	Non-GAAP tax rate to be approximately 26%;

•	GAAP earnings per share of $0.35 to $0.39.

If these results are achieved, the performance compared with fourth quarter of fiscal 2009 would be revenue growth of approximately 17% to 21%.

Plantronics does not intend to update these targets during the quarter or to report on its progress toward these targets.  Plantronics will not comment on these targets to analysts or investors except by its next press release announcing its fourth quarter fiscal 2010 results or by other public disclosure.  Any statements by persons outside Plantronics speculating on the progress of the fourth quarter fiscal 2010 will not be based on internal Company information and should be assessed accordingly by investors.

Conference Call Scheduled to Discuss Actual Financial Results

Plantronics has scheduled a conference call to discuss third quarter fiscal 2010 results.  The conference call will take place Tuesday, January 26th at 2:00 PM (PST).  All interested investors and potential investors in Plantronics stock are invited to participate.  To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the "Plantronics Conference Call."  Participants from North America should call (888) 301-8736 and other participants should call (706) 634-7260.

A replay of the call with the conference ID #40971882 will be available for 72 hours at (800) 642-1687 for callers from North America and at (706) 645-9291 for all other callers.  The conference call will also be simultaneously web cast at www.plantronics.com under Investor Relations, and the web cast of the conference call will remain available at the Plantronics website for thirty days.

Use of Non-GAAP Financial Information

Plantronics excludes non-recurring transactions and non-cash expenses and charges such as restructuring and other related charges, the release of certain tax reserves, stock-based compensation expenses related to stock options, awards and employee stock purchases, purchase accounting amortization and impairment of goodwill and long-lived assets from non-GAAP income from continuing operations, non-GAAP earnings per diluted share from continuing operations, non-GAAP operating income, non-GAAP gross margin, non-GAAP operating margin and non-GAAP effective tax rate on continuing operations.  Plantronics excludes these expenses from its non-GAAP measures primarily because Plantronics does not believe they are reflective of ongoing operating results and are not considered as part of its target operating model.  Plantronics believes that the use of non-GAAP financial measures provides meaningful supplemental information regarding its performance and liquidity, and helps investors compare actual results to its long-term target operating model goals.  Plantronics believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods.

Safe Harbor

This release contains forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to (i) our estimates of GAAP and non-GAAP financial results for the fourth quarter of fiscal 2010, including revenue and earnings per share; (ii) our estimated tax rate for the fourth quarter of fiscal 2010; (iii) our estimated stock-based compensation expense for the fourth quarter of fiscal 2010, as well as other matters discussed in this press release that are not purely historical data.  Plantronics does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements.  Among the factors that could cause actual results to differ materially from those contemplated are:

•	economic conditions in both the domestic and international markets;

•	fluctuations in foreign exchange rates;

•	the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers;

•	the effect of restructuring actions on GAAP results;

•
our ability to realize our Unified Communications (“UC”) plans and to achieve the financial results projected to arise from UC adoption could be adversely affected by the following factors: (i) as UC becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our headsets which, in turn, will reduce the sales prices for our headsets; (ii) our plans are dependent upon adoption of our UC solution by major platform providers such as Microsoft, Avaya, IBM and Cisco, and we have a limited ability to influence such providers with respect to the functionality of their platforms, their rate of deployment, and their willingness to integrate their platforms with our solutions; (iii) the development of UC solutions is technically complex and this may delay or obstruct our ability to introduce solutions to the market on a timely basis and that are cost effective, feature rich, stable and attractive to our customers; (iv) as UC becomes more widely adopted we anticipate that competition for market share will increase, and some competitors may have superior technical and economic resources; (v) UC solutions may not be adopted with the breadth and speed in the marketplace that we currently anticipate, and (vi) our support expenditures may substantially increase over time due to the complex nature of the platforms developed by the major UC providers as these platforms continue to evolve and become more commonly adopted;

•
failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts to meet demand without having excess inventory or incurring cancellation charges;

•
further impairment losses on the carrying value of our intangible assets and goodwill could be recognized if it is determined the value is not recoverable which would adversely affect our financial results;

•	volatility in prices from our suppliers, including our manufacturers located in China, have and could negatively affect our profitability and/or market share;

•	the effects of the sale of AEG, including the level of cash flow and the timing of the receipt of any cash flow resulting from such sale are uncertain; and

•
additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, the inherent risks of our substantial foreign operations, and problems which might affect our manufacturing facilities in Mexico, and unexpected delays and uncertainties affecting our ability to realize targeted expense reductions and annualized savings by outsourcing the manufacturing of our Bluetooth products in China to GoerTek, Inc.

For more information concerning these and other possible risks, please refer to the Company’s Annual Report on Form 10-K filed May 26, 2009, quarterly reports filed on Form 10-Q and other filings with the Securities and Exchange Commission as well as recent press releases. These filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.

Financial Summaries

The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements
•	Unaudited GAAP to Non-GAAP Statements of Operations Reconciliations for the Three and Nine Months ended December 31, 2009 and December 31, 2008
•	Summary Unaudited Statements of Operations and Related Data on a Non-GAAP Basis

About Plantronics

Plantronics is a world leader in personal audio communications for professionals and consumers. From unified communication solutions to Bluetooth headsets, Plantronics delivers unparalleled audio experiences and quality that reflect our nearly 50 years of innovation and customer commitment. Plantronics is used by every company in the Fortune 100 and is the headset of choice for air traffic control, 911 dispatch and the New York Stock Exchange. For more information, please visit www.plantronics.com or call (800) 544-4660.

Plantronics, the logo design, Clarity and Savi are trademarks or registered trademarks of Plantronics, Inc.  The Bluetooth name and the Bluetooth trademarks are owned by Bluetooth SIG, Inc. and are used by Plantronics, Inc. under license.  All other trademarks are the property of their respective owners.

###

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data and percentages)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2008	2009	2008	2009

Net revenues	$152,616	$165,935	$546,492	$451,555
Cost of revenues	92,199	85,566	304,159	238,251
Gross profit	60,417	80,369	242,333	213,304
Gross profit %	39.6%	48.4%	44.3%	47.2%

Research, development and engineering	16,645	14,780	50,721	41,991
Selling, general and administrative	38,579	37,502	123,887	103,599
Restructuring and other related charges	288	332	288	1,767
Total operating expenses	55,512	52,614	174,896	147,357
Operating income	4,905	27,755	67,437	65,947
Operating income %	3.2%	16.7%	12.3%	14.6%

Interest and other income (expense), net	(1,499)	1,422	(3,129)	3,653
Income from continuing operations before income taxes	3,406	29,177	64,308	69,600
Income tax expense (benefit) from continuing operations	(2,748)	5,974	11,464	17,562
Income from continuing operations, net of tax	6,154	23,203	52,844	52,038
Discontinued operations:
Loss from operations of discontinued AEG segment (including loss on sale of AEG)	(124,418)	(515)	(137,221)	(30,292)
Income tax benefit on discontinued operations	(26,255)	(562)	(30,510)	(11,408)
Income (loss) on discontinued operations	(98,163)	47	(106,711)	(18,884)
Net income (loss)	$(92,009)	$23,250	$(53,867)	$33,154

% of net revenues	(60.3)%	14.0%	(9.9)%	7.3%

Earnings (loss) per common share:
Basic
Continuing operations	$0.13	$0.48	$1.09	$1.07
Discontinued operations	$(2.03)	$0.00	$(2.19)	$(0.39)
Net income (loss)	$(1.90)	$0.48	$(1.11)	$0.68

Diluted
Continuing operations	$0.13	$0.47	$1.08	$1.06
Discontinued operations	$(2.02)	$0.00	$(2.17)	$(0.38)
Net income (loss)	$(1.90)	$0.47	$(1.10)	$0.67

Shares used in computing earnings (loss) per share:
Basic	48,449	48,632	48,641	48,632
Diluted	48,522	49,625	49,113	49,304

Tax rate from continuing operations	(80.7)%	20.5%	17.8%	25.2%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data and percentages)

UNAUDITED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2009	2009
ASSETS
Cash and cash equivalents	$158,193	$283,503
Short-term investments	59,987	33,222
Total cash, cash equivalents, and short-term investments	218,180	316,725
Accounts receivable, net	83,657	113,291
Inventory, net	119,296	70,914
Deferred income taxes	12,486	10,097
Other current assets	29,936	33,219
Assets held for sale	-	8,926
Total current assets	463,555	553,172
Long-term investments	23,718	-
Property, plant and equipment, net	95,719	67,866
Intangibles, net	26,575	3,758
Goodwill	14,005	14,005
Other assets	9,548	3,168
Total assets	$633,120	$641,969

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$32,827	$31,397
Accrued liabilities	53,143	56,993
Total current liabilities	85,970	88,390
Deferred tax liability	8,085	58
Long-term income taxes payable	12,677	13,506
Other long-term liabilities	1,021	958
Total liabilities	107,753	102,912
Stockholders' equity	525,367	539,057
Total liabilities and stockholders' equity	$633,120	$641,969

PLANTRONICS, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data and percentages)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended				Nine Months Ended
	December 31, 2009				December 31, 2009
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$165,935	$-		$165,935	$451,555	$-		$451,555
Cost of revenues	85,566	(698)	(1)	84,868	238,251	(7,202)	(2)	231,049
Gross profit	80,369	698		81,067	213,304	7,202		220,506
Gross profit %	48.4%			48.9%	47.2%			48.8%

Research, development and engineering	14,780	(825)	(1)	13,955	41,991	(2,453)	(1)	39,538
Selling, general and administrative	37,502	(2,219)	(1)	35,283	103,599	(6,435)	(1)	97,164
Restructuring and other related charges	332	(332)	(3)	-	1,767	(1,767)	(3)	-
Total operating expenses	52,614	(3,376)		49,238	147,357	(10,655)		136,702
Operating income	27,755	4,074		31,829	65,947	17,857		83,804
Operating income %	16.7%			19.2%	14.6%			18.6%

Interest and other income (expense), net	1,422	-		1,422	3,653	-		3,653
Income from continuing operations before income taxes	29,177	4,074		33,251	69,600	17,857		87,457
Income tax expense from continuing operations	5,974	2,303	(4)	8,277	17,562	4,826	(4)	22,388
Income from continuing operations, net of tax	$23,203	$1,771		$24,974	$52,038	$13,031		$65,069

% of net revenues	14.0%			15.1%	11.5%			14.4%

Diluted earnings per common share from continuing operations	$0.47			$0.50	$1.06			$1.32
Shares used in diluted per share calculations	49,625			49,625	49,304			49,304

(1) Excluded amount represents stock-based compensation and purchase accounting amortization.
(2) Excluded amount represents stock-based compensation, purchase accounting amortization and $5,205 of accelerated depreciation on assets related to restructuring activity.
(3) Excluded amount represents restructuring and other related charges.
(4) Excluded amount represents tax benefit from stock-based compensation, purchase accounting amortization and restructuring and other related charges and $1,156 related to a tax benefit from expiration of certain statutes of limitations.

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Plantronics uses non-GAAP measures of operating results from continuing operations, which are adjusted to exclude non-recurring and non-cash expenses and charges, such as restructuring and other related charges, certain tax credits and the release of certain tax reserves, stock-based compensation expenses related to stock options, awards and employee stock purchases, purchase accounting amortization and impairment of goodwill and long-lived assets. Plantronics does not believe these expenses and charges are reflective of ongoing operating results and are not part of our target operating model.  We have presented non-GAAP statements that only show our results to the income from continuing operations after tax line. The non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliations to those financial statements should be carefully evaluated.  The non-GAAP financial measures used by Plantronics may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

PLANTRONICS, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data and percentages)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended				Nine Months Ended
	December 31, 2008				December 31, 2008
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$152,616	$-		$152,616	$546,492	$-		$546,492
Cost of revenues	92,199	(758)	(1)	91,441	304,159	(2,549)	(1)	301,610
Gross profit	60,417	758		61,175	242,333	2,549		244,882
Gross profit %	39.6%			40.1%	44.3%			44.8%

Research, development and engineering	16,645	(821)	(1)	15,824	50,721	(2,815)	(1)	47,906
Selling, general and administrative	38,579	(2,224)	(1)	36,355	123,887	(7,389)	(1)	116,498
Restructuring and other related charges	288	(288)	(2)	-	288	(288)	(2)	-
Total operating expenses	55,512	(3,333)		52,179	174,896	(10,492)		164,404
Operating income	4,905	4,091		8,996	67,437	13,041		80,478
Operating income %	3.2%			5.9%	12.3%			14.7%

Interest and other income (expense), net	(1,499)	-		(1,499)	(3,129)	-		(3,129)
Income from continuing operations before income taxes	3,406	4,091		7,497	64,308	13,041		77,349
Income tax expense (benefit) from continuing operations	(2,748)	3,241	(3)	493	11,464	7,910	(4)	19,374
Income from continuing operations, net of tax	$6,154	$850		$7,004	$52,844	$5,131		$57,975

% of net revenues	4.0%			4.6%	9.7%			10.6%

Diluted earnings per common share from continuing operations	$0.13			$0.14	$1.08			$1.18
Shares used in diluted per share calculations	48,522			48,522	49,113			49,113

(1) Excluded amount represents stock-based compensation and purchase accounting amortization.
(2) Excluded amount represents restructuring and other related charges.
(3) Excluded amount represents tax benefit from stock-based compensation, purchase accounting amortization and restructuring and other related charges and $2,078 related to a tax benefit from expiration of certain statutes of limitations.
(4) Excluded amount represents tax benefit from stock-based compensation, purchase accounting amortization and restructuring and other related charges and $3,813 related to a tax benefit from expiration of certain statutes of limitations.

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Plantronics uses non-GAAP measures of operating results from continuing operations, which are adjusted to exclude non-recurring and non-cash expenses and charges, such as restructuring and other related charges, certain tax credits and the release of certain tax reserves, stock-based compensation expenses related to stock options, awards and employee stock purchases, purchase accounting amortization and impairment of goodwill and long-lived assets. Plantronics does not believe these expenses and charges are reflective of ongoing operating results and are not part of our target operating model.  We have presented non-GAAP statements that only show our results to the income from continuing operations after tax line.  The non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliations to those financial statements should be carefully evaluated.  The non-GAAP financial measures used by Plantronics may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Summary of Unaudited Statements of Operations and Related Data - Non-GAAP on Income From Continuing Operations
(in thousands, except per share data, percentages, DSO, and Inventory turns)

	Q109	Q209	Q309	Q409	FY09	Q110	Q210	Q310
Net revenues	$198,527	$195,349	$152,616	$128,098	$674,590	$141,162	$144,458	$165,935
Cost of revenues	108,449	101,720	91,441	77,834	379,444	72,036	74,145	84,868
Gross profit	90,078	93,629	61,175	50,264	295,146	69,126	70,313	81,067
Gross profit %	45.4%	47.9%	40.1%	39.2%	43.8%	49.0%	48.7%	48.9%

Research, development and engineering	16,204	15,878	15,824	12,247	60,153	12,850	12,733	13,955
Selling, general and administrative	40,369	39,774	36,355	29,629	146,127	31,058	30,823	35,283
Operating expenses	56,573	55,652	52,179	41,876	206,280	43,908	43,556	49,238

Operating income	33,505	37,977	8,996	8,388	88,866	25,218	26,757	31,829
Operating income %	16.9%	19.4%	5.9%	6.5%	13.2%	17.9%	18.5%	19.2%

Income from continuing operations before income taxes	35,045	34,807	7,497	7,973	85,322	26,565	27,641	33,251
Income tax expense from continuing operations	8,763	10,118	493	4,396	23,770	7,172	6,939	8,277
Income tax expense as a percent
of income from continuing operations before taxes	25.0%	29.1%	6.6%	55.1%	27.9%	27.0%	25.1%	24.9%

Income from continuing operations, net of tax	$26,282	$24,689	$7,004	$3,577	$61,552	$19,393	$20,702	$24,974

Diluted EPS - Continuing operations	$0.53	$0.50	$0.14	$0.07	$1.26	$0.40	$0.42	$0.50
Diluted shares outstanding	49,245	49,489	48,522	48,431	48,947	48,665	49,567	49,625

Net revenues from unaffiliated customers:
Office and Contact Center	$122,803	$119,530	$101,694	$85,642	$429,669	$95,923	$93,503	$103,096
Mobile	59,882	60,911	36,011	30,615	187,419	32,310	34,665	46,951
Gaming and Computer Audio	9,621	8,977	8,531	6,923	34,052	8,810	9,015	11,072
Clarity	6,221	5,931	6,380	4,918	23,450	4,119	7,275	4,816

Net revenues by geographic area
from unaffiliated customers:
Domestic	$123,603	$129,789	$91,594	$79,304	$424,290	$88,789	$93,370	$99,157
International	74,924	65,560	61,022	48,794	250,300	52,373	51,088	66,778

Balance Sheet accounts and metrics:
Accounts receivable, net 1	$130,530	$115,032	$106,463	$83,657	$83,657	$88,350	$103,003	$113,291
Days sales outstanding (DSO) 1	59	54	63	59		56	64	61
Inventory, net (2)	$116,379	$135,736	$114,423	$100,171	$100,171	$90,258	$78,026	$70,914
Inventory turns (2)	3.7	3.0	3.2	3.1		3.2	3.8	4.8

1  Accounts receivable, net is presented on a consolidated basis including discontinued operations as Plantronics does not maintain balance by segment; DSO is calculated on revenues from continuing operations and consolidated Accounts receivable.

2 Inventory, net and inventory turns reflect amounts in continuing operations only.